Wendeng He Xie Silicon Co., Ltd.

FINANCIAL STATEMENTS
YEARS ENDED
May 31, 2010 and 2009

(Expressed in US dollars)

Wendeng He Xie Silicon Co., Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Wendeng He Xie Silicon  Co., Ltd.
China

We have audited the accompanying balance sheets of Wendeng He Xie Silicon  Co., Ltd. (the Company) as of May 31, 2010 and 2009, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wendeng He Xie Silicon  Co., Ltd. as of May 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 18, 2011

Wendeng He Xie Silicon Co., Ltd.
Balance Sheets

(Expressed in US dollars)
	May 31,	May 31,
	2010	2009
Assets

Current assets
Cash and cash equivalents	$23,773	$1,850
Accounts receivable - Net	2,148,270	547,116
Inventory	403,575	271,462
Advanced to suppliers	105,944	318,674
Prepaid expenses	50,633	31,030
Total current assets	2,732,195	1,170,132

Related party receivable	353,181	-
Deposits	20,035	-
Property, plant and equipment, net	5,529,053	757,508
Construction in progress	292,142	498,176
Intangible assets, net	2,327,548	-

Total Assets	$11,254,154	$2,425,816

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$3,934,467	$394,728
Taxes payable	469,068	11,345
Related party payable	4,684,089	1,271,555
Total current liabilities	9,087,624	1,677,628

Shareholders' equity
Registered Capital	731,807	731,807
Retained earnings	1,433,893	16,491
Accumulated other comprehensive income (loss)	830	(110)
Total shareholders' equity	2,166,530	748,188

Total Liabilities and Shareholders' Equity	$11,254,154	$2,425,816

See accompanying notes to financial statements

Wendeng He Xie Silicon Co., Ltd.
Statements of Operations and Comprehensive Income

(Expressed in US dollars)

	For the Year Ended May 31,
	2010	2009

Sales	$12,159,711	$548,459

Cost of sales	9,827,402	370,687

Gross profit	2,332,309	177,772

Operating expenses:
Selling, general and administrative	442,957	139,422

	442,957	139,422

Operating income	1,889,352	38,350

Other income (expense):
Interest income	517	94
Interest expense	-	-
Total other income (expense)	517	94

Net income before income taxes	1,889,869	38,444

Income taxes	472,467	9,612

Net income	1,417,402	28,832

Other comprehensive income:
Foreign currency translation adjustments	940	31

Total comprehensive income	$1,418,342	$28,863

See accompanying notes to financial statements

Wendeng He Xie Silicon Co., Ltd.
Statements of Changes in Shareholders' Equity

(Expressed in US dollars)

	Registered Capital	Other Comprehensive Income	Retained Earnings (Deficit)	Total

Balance, May 31, 2008	$143,943	$(141)	$(12,341)	$131,461

Increase in registered capital:
Cash	84,001			84,001
Equipment	503,863			503,863
Net income			28,832	28,832
Foreign currency translation adjustments		31		31
Balance, May 31, 2009	731,807	(110)	16,491	748,188

Net income			1,417,402	1,417,402
Foreign currency translation adjustments		940		940
Balance, May 31, 2010	$731,807	$830	$1,433,893	$2,166,530

See accompanying notes to financial statements

Wendeng He Xie Silicon Co., Ltd.
Statements of Cash Flows

(Expressed in US dollars)

	For the Year Ended May 31,
	2010	2009

Cash flow from operating activities:
Net income	$1,417,402	$28,832
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	251,009	12,085
Amortization of intangible assets	15,739	-
Changes in operating assets and liabilities:
Accounts receivable	(1,598,631)	(542,558)
Advanced to suppliers	212,867	(166,522)
Prepaid expenses and other current assets	(21,231)	15,674
Inventory	(131,895)	(269,201)
Accounts payable and other current liabilities	3,538,466	216,127
Taxe receivable/payable	457,447	9,612
Net cash provided by operating activities	4,141,173	(695,951)

Cash flows from investing activities:
Addition -property and equipment, land use right	(4,814,240)	(728,389)
Purchase of intangible assets	(2,342,538)	-
Investment deposit	(20,028)
Related party receivable-advance	(353,068)	-
Net cash provided by (used in) investing activities	(7,529,874)	(728,389)

Cash flows from financing activities:
Increase in registered capital	-	84,001
Proceeds - related party payable	3,410,616	1,260,961
Net cash provided by (used in) financing activities	3,410,616	1,344,962

Effect of exchange rate changes on cash	8	(6,550)

Net increase (decrease) in cash and cash equivalents	21,923	(85,928)

Cash and cash equivalents, beginning of year	1,850	87,778

Cash and cash equivalents, end of year	$23,773	$1,850

Supplemental information of cash flows
Cash paid for interest	$-	$-
Cash paid for income taxes	$15,020	$-
Non-cash Investing and Financing Activities:
Other receivable offset related party payable	$-	$-
Contribution of equipment	$-	$503,863

See accompanying notes to financial statements

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

1.	Nature of business:

Wendeng He Xie Silicon Industry Co., Ltd. (the ”Company”) was founded on April 1st, 2008, located in Weihai City, China  The Company‘s office is located at Beizhengge Village, Mishan Town, Wendeng City. Legal representative is Mr. Liu Donggiang, and registered capital is $731,807. The Company manufactures and sells Trichlorosilane(TCS) a chemical primarily used in the production of Polysilicon, an essential raw material in the production of solar cells. Currently 100% of the Company’s sales are within the Peoples’ Republic of China (the “PRC”).

2.	Summary of significant accounting policies:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  The significant accounting policies are as follows:

(a)	Use of estimates:

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods.   These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

(b)	Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.  As of May 31, 2010 and 2009, substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to accounts receivable, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of accounts receivable.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Summary of significant accounting policies (continued):

(b)	Concentrations of credit risk

During the reporting periods, customers representing 10% or more of the Company’s sales are:

	Percentage of total revenue for the year ended May 31,
	2010	2009

Jiangsu Zhongneng Silicon Industrial Technology Development Co., Ltd.	69.8%	61.7%
Wendeng Huahai Chemicals Co. Ltd.	26.1%	15.4%
Zibo Jiuyu Chemicals Co. Ltd.	0.1%	15.9%

Details of customers for 10% or more of the Company’s accounts receivable are :-

	As of May 31,
	2010	2009

Jiangsu Zhongneng Silicon Industrial Technology Development Co., Ltd.	$1,913,003	$399,608
Zibo Jiuyu Chemicals Co. Ltd.	122,204	102,946

	$2,035,207	$502,554

(c)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of May 31, 2010, $23,773 of the cash and cash equivalents were in banks in China, Wendeng Branch of ICBC (Industrial & Commercial Bank of China). The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government. Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Summary of significant accounting policies (continued):

(d)	Allowance for doubtful accounts:

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables.  A considerable amount of judgment is required in assessing the amount of the allowance.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Bad debts are written off when identified.  The Company extends unsecured credit to customers ranging from one month in the normal course of business.  The Company does not accrue interest on trade accounts receivable.

Historically, losses from uncollectible accounts have not significantly deviated from the specific allowance estimated by the management.  This specific provisioning policy has not changed in the past since establishment and the management considers that the aforementioned specific provisioning policy is adequate and does not expect to change this established policy in the near future.

(e)	Inventory:

Inventories are stated at the lower of cost or market value.  Cost is determined on weighted average basis and includes all expenditures incurred in bringing the goods in a saleable condition to the point of sale.   The Company’s inventory reserve requirements generally fluctuate based on projected demands and market conditions. In determining the adequate level of inventories to have on hand, management makes judgments as to the projected inventory demands as compared to the current or committed inventory levels. Inventory quantities and condition are reviewed regularly and provisions for excess or obsolete inventory are recorded based on the condition of inventory and the Company’s forecast of future demand and market conditions.

No provisions for excess or obsolete inventory were made as of May 31, 2010 or May 31, 2009.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Summary of significant accounting policies (continued):

(f)	Intangible assets – land use right:

Land use rights are stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the terms of 50 years. The lease term is obtained from the relevant PRC land authority.

(g)	Property, plant and equipment:

Property, plant and equipment is stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

The property, plant and equipment of the Company will be depreciated with straight-line method according to the following estimated residual value and service life.

	Service life (year)	Estimated residual rate %	Annual depreciation rate %

Building	20	5	2.05
Furniture and equipment	5	5	3.17
Machines and equipment	10	5	7.34
Automotive equipment	5	5	10.93
Office equipment	5	5	8.64

The residual value and service life of property, plant and equipment will be reviewed on each balance sheet date, and adjusted if necessary.

The Company capitalizes the interest expenses incurred before property, plant and equipment are built and installed to the usable state, and capitalizes other loan interest expenses.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Summary significant accounting policies (continued):

(h)	Construction in progress:

The value of construction in progress comprises buildings and plants under construction, as well as machines and equipment being installed and commissioned, specifically comprises the costs of property, plant and equipment and other direct costs, relevant interests accrued during the construction period and profits and losses from foreign exchange transactions.

Depreciation will not start until the construction in progress is completed and put into operation.

(i)	Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with FASB ASC 360-10-45 “Impairment or Disposal of Long-Lived Assets”.  The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  During the reporting period, the Company has not identified any indicators that would require testing for impairment.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Significant accounting policies (continued):

(j)	Revenue recognition:

Revenue from the sales of the Company’s products is recognized upon customer acceptance. This occurs at the time of delivery to the customer, provided persuasive evidence of an arrangement exists, such as a signed sales contract. The significant risks and rewards of ownership are transferred to the customers at the time when the products are delivered and there is no significant post-delivery obligation to the Company. In addition, the sales price is fixed or determinable and collection is reasonably assured.  The Company does not provide customers with contractual rights of return for products.  When there are significant post-delivery performance obligations, revenue is recognized only after such obligations are fulfilled.  The Company evaluates the terms of the sales agreement with its customer in order to determine whether any significant post-delivery performance obligations exist.  Currently the sales do not include any terms which may impose any significant post-delivery performance obligations on the Company.

Revenue from the sales of the Company’s products represents the invoiced value of goods, net of the value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17 percent of the gross sales price. This VAT may be offset by the VAT paid by the Company on raw and other materials that are included in the cost of producing the Company’s finished products

(k)	Advertising expenses:

Advertising costs are expensed as incurred. The Company had $1,464 and $740 advertising costs for the years ended May 31, 2010, and 2009.

(l)	Shipping and handling costs:

All shipping and handling costs are included in cost of sales expenses.

(m)	Accumulated other comprehensive income:

Accumulated other comprehensive income represents foreign currency translation adjustments.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Significant accounting policies (continued):

(n)	Fair value of financial instruments:

The Company adopted FASB ASC 820 on January 1, 2008.  The adoption of FASB ASC 820 did not materially impact the Company's financial position, results of operations or cash flows.  FASB ASC 820 requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which the fair value option was not elected.  The carrying amounts of both the financial assets and liabilities approximate to their fair values due to short maturities or the applicable interest rates approximate the current market rates.

(o)	Income Taxes:

The Company accounts for income taxes under FASB ASC 740 Accounting for Income Taxes.  Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.   FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We assess the validity of our conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause us to change our judgment regarding the likelihood of a tax position’s sustainability under audit.  We have determined that there were no uncertain tax positions for the years ended May 31, 2010, and 2009.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

2.	Significant accounting policies (continued):

(p)	Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

(q)	Foreign currency transactions:

The functional currency of the Company is Renminbi (“RMB”) and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of shareholder’s equity in the statement of shareholder’s equity.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

3.	Recent pronouncements:

The following Accounting Standards Codification Updates have been issued, or will become effective, after the end of the period covered by these financial statements. The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Pronouncement	Issued	Title

ASU No. 2009-13	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASU No. 2009-14	October 2009	Software (Topic 985): Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force
ASU No. 2009-15	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing
ASU No. 2009-16	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers and Financial Assets
ASU No. 2009-17	December 2009	Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities
ASU No. 2010-01	January 2010	Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASU No. 2010-02	January 2010	Consolidations (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASU No. 2010-03	January 2010	Extractive Activities – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures
ASU No. 2010-04	January 2010	Accounting for Various Topics: Technical Corrections to SEC Paragraphs
ASU No. 2010-05	January 2010	Compensation - Stock Compensation (Topic718): Escrowed Share Arrangements and the Presumption of Compensation
ASU No. 2010-06	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASU No. 2010-07	January 2010	Not-for-Profit Entities (Topic 958): Not-for-Profit Entities - Mergers and Acquisitions
ASU No. 2010-08	February 2010	Technical Corrections to Various Topics
ASU No. 2010-09	February 2010	Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements
ASU No. 2010-10	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

3.	Recent pronouncements: (continued)

ASU No. 2010-11	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives
ASU No. 2010-12	April 2010	Income Taxes (Topic 740) 2010 Health Care Reform Act
ASU No. 2010-13	April 2010	Stock compensation (Topic 718) Pricing of share-based payment in certain currency.
ASU No. 2010-14	April 2010	Extractive activities (Topic 932) SEC update.
ASU No. 2010-15	April 2010	Insurance (Topic 944) Investments held through separate accounts.
ASU No. 2010-16	April 2010	Entertainment - casinos (Topic 924) Accruals for casino jackpot liabilities. EITF consensus.
ASU No. 2010-17	April 2010	Revenue recognition – milestone method (Topic 605) 605-28 was added. Milestone method of revenue recognition. EITF consensus.
ASU No. 2010-18	April 2010	Receivables (Topic 310) Effect of a loan modification when the loan is part of a pool that is accounted for as a single asset. EITF consensus.
ASU No. 2010-19	May 2010	Foreign currency (Topic 830) Foreign currency issues: multiple foreign currency exchange rates. SEC staff announcement.
ASU No. 2010-20	July 2010	Receivables (topic 310) Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.
ASU No. 2010-21	August 2010
Accounting for Technical Amendments to Various SEC Rules and Schedules
Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies

ASU No. 2010-22	August 2010	Accounting for Various Topics. Technical Corrections to SEC Paragraphs SEC staff annoucement
ASU No. 2010-23	August 2010	Health Care Entities (Topic 954) Measuring Charity Care for Disclosure EITF consensus
ASU No. 2010-24	August 2010	Health Care Entities (Topic 954) Presentation of Insurance Claims and Related Insurance Recoveries EITF consensus
ASU No. 2010-25	September 2010	Plan Accounting—Defined Contribution Pension Plans (Topic 962) Reporting Loans to Participants by Defined Contribution Pension Plans EITF consensus

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

3.	Recent pronouncements: (continued)

ASU No. 2010-26	October 2010	Financial Services—Insurance (Topic 944) Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts EITF consensus
ASU No. 2010-27	December 2010	Other Expenses (Topic 720) Fees Paid to the Federal Government by Pharmaceutical Manufacturers EITF consensus
ASU No. 2010-28	December 2010	Intangibles—Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts EITF consensus
ASU No. 2010-29	December 2010	Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations EITF consensus
ASU No. 2011-01	January 2011	Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20
ASU No. 2011-02	April 2011	Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring
ASU No. 2011-03	April 2011	Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements
ASU No. 2011-04	May 2011	Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs

To the extent appropriate, the guidance in the above Accounting Standards Codification Updates is already reflected in our financial statements and management does not anticipate that these accounting pronouncements will have any future effect on our financial statements.

4.	Receivables:

The following schedule provides an analysis of the Company’s accounts receivable:

	May 31, 2010	May 31,2009

Trade receivables	$2,146,615	$547,116
Other receivables	1,655	-

	$2,148,270	$547,116

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

5.	Inventory:

Inventories at May 31, 2010 and 2009 consisted of the following:

	May 31, 2010	May 31,2009

Raw materials	$161,375	$110,936
Finished goods	242,200	160,526

Total	$403,575	$271,462

6.	Advanced to suppliers:

The amounts represent advances made to suppliers for purchase of raw materials which are expected to be recovered within 1 year.

7.	Related party receivable:

	May 31, 2010	May 31, 2009

Wendeng Huahai Chemical Co., Ltd.	$353,181	$-

Total	$353,181	$-

The amount represent amount due from a related company of which the shareholder of the Company has equity interest, and is interest-free, unsecured and repayable on demand.

8.	Deposit:

	May 31,2010	May 31, 2009

Agency - Department of Finance wage protection fund	$20,035	$-

Total, net	$20,035	$-

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

9.	Property, plant and equipment:

			2010	2009
		Accumulated	Net book	Net book
	Cost	Depreciation	Value	Value

Building	$3,193,286	$65,481	$3,127,805	$-
Furniture and equipment	4,780	151	4,629	-
Machinery and equipment	2,392,145	175,687	2,216,458	757,508
Automotive equipment	196,959	21,518	175,441	-
Office equipment	5,166	446	4,720	-

	$5,792,336	$263,283	$5,529,053	$757,508

During the reporting periods, depreciation is included in:-

	Year ended May 31,
	2010	2009

Cost of sales and overheads of inventories	$228,901	$12,085
Selling, general and administrative expenses	22,108	-

	$251,009	$12,085

For the years ended May 31, 2010 and 2009, no interest expense was capitalized to the cost of property, plant and equipment.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

10.	Construction in progress:

	2010	2009
	Cost	Cost

Building	$55,188	$67,641
Machinery and equipment	236,954	430,535

	$292,142	$498,176

For the years ended May 31, 2010 and 2009, no interest expense was capitalized to the cost of construction in progress.

11.	Intangible Assets:

			2010	2009
		Accumulated	Net book	Net book
	Cost	Depreciation	Value	Value

Leasehold land	$2,306,678	$15,378	$2,291,300	$-
Land use right	36,614	366	36,248	-

	$2,343,292	$15,744	$2,327,548	$-

The Company obtained the leasehold land  from the relevant PRC land authority for a period of fifty years to use the land on which the office premises, production facilities and warehouse of the Company are situated. Leasehold land can be transferred to a third party.

The land use rights are in the process of being acquired under terms similar to leasehold land. However, currently land use rights cannot be transferred to a third party.

During the years ended May 31, 2010 and 2009, amortization amounted to $15,739 and $Nil respectively and were included in selling, general and administrative expenses.  The estimated amortization expense for each of the five succeeding years from 2008 is approximately $47,000 each year.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

12.	Accounts payable and accrued liabilities:

	May 31, 2010	May 31, 2009

Accounts payable.	$3,571,293	$341,307
Accrued liabilities	363,174	53,421

Total	$3,934,467	$394,728

13.	Taxes payable:

	May 31, 2010	May 31, 2009

Taxes payable (Income, Land and Stamp)	$469,068	$11,345

Total	$469,068	$11,345

Taxes payable are comprised of primarily income taxes and miscellaneous land and stamp taxes. The income tax is calculated of the statutory 25% rate.

14.	Related party payable:

	May 31, 2010	May 31, 2009

Liu Dongqiang Wendeng	$4,684,089	$1,203,321
Wendeng Ocean Chemical Co., Ltd	-	68,234

Total	$4,684,089	$1,271,555

The amount represents amounts due to related parties of which the shareholder of the Company has equity interest, and are interest-free, unsecured and repayable on demand.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

15.	Income taxes:

Pursuant to the new PRC’s enterprise income tax (“EIT”) law, the Company is subject to EIT at the statutory rate of 25%.  Income taxes in statement of operation and comprehensive income represent current taxes for the year ended May 31, 2010 and 2009.  The effective income tax rate has no material difference with the PRC statutory income tax rate of 25% for the year ended May 31, 2010 and 2009.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provision of FASB ASC 740. The Company has recorded no deferred tax assets or liabilities as of May 31, 2010 and 2009, since nearly all differences in tax basis and financial statement carrying values are permanent differences.

16.	Registered Capital:

The Company is a non-joint capital stock corporation and therefore the capital stock, consistent with most of the PRC corporations, is not divided into a specific number of shares having a stated nominal amount.

17.	Earnings per share:

Earnings per share are not presented because the Company’s capital is not divided into number of shares (Note 16).  Also, the Company had no dilutive instruments.

18.	Commitments and contingencies:

a.	Capital commitment

As of May 31, 2010, the Company had capital commitments in respect of the acquisition of property, plant and equipment amounting to $1,088,166, which were contracted for but not provided for in the financial statements.

b.	Operating lease commitments

As of May 31, 2010, the Company had no operating lease commitments.

c.	Contingencies

As of May 31, 2010, the Company had no any material contingencies.

WENDENG HE XIE SILICON CO., LTD.
Notes to financial statements
May 31, 2010
(Expressed in U.S. dollars)

19.	Defined contribution plan

Pursuant to the relevant PRC regulations, the Company is required to make contributions at a rate of 28% of employees’ salaries and wages to a defined contribution retirement scheme organized by a state-sponsored social insurance plan in respect of the retirement benefits for the Company’s employees in the PRC.  The only obligation of the Company with respect to the retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the statements of operations.  The Company contributed $16,499 and $Nil for the years ended May 31, 2010 and 2009 respectively.

20.	Segment information:

The Company is solely engaged in the manufacture and sale of Trichlorosilane.  Since the nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under ASC 280 (Previously SFAS 131), “Segments Reporting”.

All of the Company’s long-lived assets and revenues classified based on the customers are located in the PRC.

21.	Related party balances and transactions:

Apart from the balances as disclosed in notes 7 and 14 to the financial statements, the Company has no other balances and transactions with related parties:-

22.	Subsequent events:

The Company evaluated all events or transactions that occurred through the date the financial statements were issued and have determined that, except for the transactions described below, there are no material subsequent events or transactions which would require recognition or disclosure in the financial statements.

On March 18, 2011 Mr. Liu Dongqiang the sole shareholder of the Company sold a 60% interest in Wendeng to SunSi Energies Inc, a Unites States public company.  As part of the closing, Wendeng was re-formed as a joint venture business under Chinese law and issued a new business license.

The Acquisition was effected pursuant to an equity transfer agreement dated November 22, 2010, as amended on December 15, 2010 by a letter agreement.

Pursuant to the terms of the Acquisition, SunsI shall:

(i)	pay Mr. Liu USD $445,075 within three months of the issuance of the business license;
(ii)
issue 1,349,628 shares of its common stock to Mr. Liu or his assigns, such shares carry an optional right of redemption by Mr. Liu whereby the Company (or an affiliate of the Company) shall buy such shares back from Mr. Liu if Mr. Liu exercises his option within six months at a price of USD equivalent to RMB 18,000,000 on the transfer date (currently equal to approximately USD $2,700,000); and

(iii)	cause an affiliate of Sunsi to transfer 1,574,566 shares of its Sunsi common stock to Mr. Liu, or his assigns, such shares shall be restricted from resale for 2.5 years.